UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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WHITE RIVER CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, IN 46239
________________________

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 5, 2006
________________________

The 2006 Annual Meeting of Shareholders of White River Capital, Inc. (“White River”) will be held on Friday, May 5, 2006 at 10:30 a.m. Central time at the offices of Barnes & Thornburg LLP, Suite 4400, One North Wacker Drive, Chicago, Illinois 60606, for the following purposes:

1. To elect six members of the Board of Directors who will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2. To approve White River’s Directors Stock Compensation Plan.

3. To approve White River’s 2005 Stock Incentive Plan.

4. To consider and act upon any other business and matters or proposals that may properly come before the annual meeting or any postponements or adjournments of the meeting.

The Board of Directors has fixed the close of business on March 24, 2006 as the record date for determining which shareholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments of the meeting.

You are cordially invited to attend the annual meeting. A proxy statement, proxy card, and a copy of White River’s Annual Report for the fiscal year ended December 31, 2005, accompany this notice.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. Your vote is important and we appreciate your cooperation in promptly returning your signed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

If you plan to attend, please note we may ask you to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) also must bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors Mark R. Ruh, Corporate Secretary
Indianapolis, Indiana
April 10, 2006

White River Capital, Inc.

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2006
________________________

INTRODUCTION

________________________

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of White River Capital, Inc., an Indiana corporation (“White River,” “we” or “our”), to be used at our 2006 Annual Meeting of Shareholders (the “Meeting”) and at any postponements or adjournments of the Meeting. The Meeting is scheduled to be held as follows:

Date:  Friday, May 5, 2006

Time:  10:30 a.m., Central time

Place: Barnes & Thornburg LLP
    One North Wacker Drive, Suite 4400
    Chicago, Illinois 60606

This proxy statement and the accompanying form of proxy are first being sent to shareholders on or about April 10, 2006.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	What are shareholders voting on at the Meeting?

The matters shareholder will consider and vote on at the Meeting are as follows:

1. Election of Directors. To elect six members of our Board of Directors who will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2. Approval of Directors Stock Compensation Plan. To approve our Directors Stock Compensation Plan.

3. Approval of 2005 Stock Incentive Plan. To approve our 2005 Stock Incentive Plan.

4. Other Business. To consider and act upon any other business as may properly come before the Meeting or any postponements or adjournments of the Meeting.

2.	Who is entitled to vote?

Only shareholders of record as of March 24, 2006 (the “Record Date”) may vote at the Meeting. According to Computershare Investor Services, LLC, our transfer agent, there were 3,813,155 shares of common stock outstanding held by approximately 103 shareholders of record as of the Record Date. On any matter submitted to the shareholders for a vote, each holder of our common stock is entitled to one vote for each share recorded in his/her name on our books as of the Record Date.

3.	What vote is required to approve the proposals?

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the six director positions to be filled at the Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The approval of the Directors Stock Compensation Plan and the 2005 Stock Incentive Plan and any other matters properly brought before the Meeting requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

An abstention from voting will be treated as “present” for quorum purposes. However, because an abstention is not treated as a “vote” for or against the matter, it will not have any impact on the vote.

4.	Who pays the cost of soliciting proxies on behalf of White River?

We will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting. In addition to soliciting proxies by mail, certain directors, officers and employees of White River or our subsidiaries may solicit proxies by telephone, electronically or by other means of communication. These directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs they incur in mailing proxy materials to beneficial owners in accordance with applicable rules.

5.	How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote:

•	FOR each of the nominees for director,

•	FOR the adoption of the Directors Stock Compensation Plan, and

•	FOR the adoption of the 2005 Stock Incentive Plan.

6.	How many shares must be represented at the Meeting to constitute a “quorum”?

A majority of the outstanding shares must be present at the Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes (that is, proxies from banks, brokers or other nominees indicating that they have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which the bank, broker or other nominee does not have discretionary power to vote) will also be counted as being present for purposes of determining a quorum.

7.	What do I have to do to vote?

You may vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the proposals and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Meeting. You may change or revoke your vote at any time before it is counted at the Meeting by:

• notifying our Corporate Secretary in writing at 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239, that you wish to revoke your proxy;

• submitting a later dated proxy card; or

• attending the Meeting and voting in person.

Attending the Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

8.	What do I have to do to vote my shares if they are held in “street name”?

If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you should receive a proxy or telephonic or electronic instructions from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact the bank or brokerage firm in whose name your shares are registered and obtain a proxy from them.

9.	How will voting on any other business be conducted?

We do not know of any business to be considered at the Meeting other than the election of directors and the approval of the Director Compensation Plan and the 2005 Stock Incentive Plan. If any other business is properly presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in their discretion. Any matter other than the proposals described in this proxy statement will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition.

10.	Who can attend the Meeting?

Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in “street name” and would like to attend the Meeting and vote in person, you will need to bring a brokerage account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting.

11.	How do I get more information about White River?

With this proxy statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which includes our financial statements. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the “SEC”), but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please write to:

Corporate Secretary
White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, Indiana 46239

You may also send your request to the attention of our Corporate Secretary by facsimile to (317) 806-2167 or by telephone to (317) 806-2166, ext. 6468.

In addition, the SEC maintains a website at http: //www.sec.gov that also contains our public filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the beneficial ownership of our common stock (the only class of equity outstanding) as of April 4, 2006 by:

•	each of our current directors and nominees for election;
•	our Chief Executive Officer and each other executive officer whose total compensation during 2005 exceeded $100,000 (together as a group, “Named Executive Officers”);
•	all of our current directors, director nominees and Named Executive Officers as a group; and
•	each other beneficial owner of more than five percent of the outstanding shares of our common stock.

Information with respect to current directors, director nominees and Named Executive Officers is based on our records and data supplied by each of the current directors, director nominees and Named Executive Officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings made by those persons with the SEC.

	Amount and Nature of Beneficial Ownership
Name or Number of Persons in Group	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class(1)
Directors and Nominees Who are Not Named Executive Officers

John W. Rose Current Director and Director Nominee	186,526	0	186,526	4.9%

Mark R. Ruh President and Chief Operating Officer; Current Director and Director Nominee	11,750	0	11,750	*

Donald A. Sherman Current Director and Director Nominee	10,495	0	10,495	*

Richard D. Waterfield(2) Current Director and Director Nominee	219,588	0	219,588	5.8%

Named Executive Officers
John M. Eggemeyer(3) Chief Executive Officer, Chairman of the Board, Current Director and Director Nominee	52,119	673,219	725,338	19.0%

William E. McKnight President-Coastal Credit, LLC; Current Director and Director Nominee	186,113	0	186,113	4.9%

All Directors, Nominees and Named Executive Officers as a group (6 persons)	666,446	673,219	1,339,665	35.1%

Other 5% Beneficial Owners
William J. Ruh(3) 6051 El Tordo Rancho Santa Fe, California 92067	26,523	673,219	699,742	18.4%

Franklin Mutual Advisors, L.L.C. 101 John F. Kennedy Parkway Short Hills, New Jersey 07078	722,550	0	722,550	18.9%

SuNOVA Capital, L.P. (4) 780 Third Ave., 5th Fl. New York, New York 10017	0	370,000	370,000	9.7%
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* Represents less than 1.0% of the outstanding shares of our common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote (1) below.

(1)	Based on 3,813,155 shares of our common stock issued and outstanding as of April 4, 2005.

(2)
Includes 217,358 shares of common stock held in a limited liability company of which Mr. Waterfield is a member. Mr. Waterfield disclaims beneficial ownership of the portion of the reported shares in excess of his percentage economic interest in the limited liability company; also includes 1,480 shares of common stock controlled by Mr. Waterfield, which are held of record by Waterfield Foundation, Inc., of which Mr. Waterfield is an officer and director. Mr. Waterfield disclaims beneficial ownership of the shares held of record by Waterfield Foundation, Inc.

(3)	Includes 673,219 shares of common stock held of record by investment funds affiliated with Castle Creek Capital LLC, in which each of Mr. Eggemeyer and Mr. William Ruh is a partner or officer.

(4)	Includes shares held by affiliates of SuNOVA Capital, L.P.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our bylaws provide that the authorized number of directors must be at least three and not more than twelve, with the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The Board currently has six directors.

The persons named in the following table have been approved by the Board of Directors as nominees for election to serve as directors of White River until the next annual meeting of shareholders and until their successors are duly elected and qualified. All director nominees are current directors.

With respect to the election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to elect all six of the Board’s nominees if any persons are nominated other than by the Board of Directors. If any of the Board’s nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of any substitute nominees designated by the Board of Directors. To the best of our knowledge, we have no reason to believe that any of the nominees will be unable to serve as directors.

Name		Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
John M. Eggemeyer	•	Chairman of the Board and Chief Executive Officer since December 2004;	60	2004
	•	Chairman of the Board and Chief Executive Officer of our subsidiary, Union Acceptance Company, LLC (“UAC”), from October 2000 to August 2005;
	•	Founder and Chief Executive Officer, Castle Creek Capital LLC and Castle Creek Financial LLC, which together form a merchant banking organization serving the banking industry;
	•	Chairman of the Board of First Community Bancorp since June 2000 and Chairman of the Board, Rancho Santa Fe National Bank from February 1995 until the formation of First Community Bancorp;
	•	Chairman of the Board and Chief Executive Officer, Centennial Bank Holdings, Inc. since July 2004;
	•	Director, Centennial Bank Holdings since April 2004.

William E. McKnight	•	President of our subsidiary, Coastal Credit, LLC, which was established by Mr. McKnight in 1987 and was acquired by White River in 2005.	61	2005

John W. Rose	•	President of McAllen Capital Partners, Inc., an investment management firm, since 1991;	56	2005
	•	Principal at Alpha Capital Partners, Ltd. a private equity investment firm;
	•	Executive officer of F.N.B. Corporation, a regional multi-bank holding company, in charge of community banking, since 1997;
	•	Chief Financial Officer of Bay View Capital Corporation, 2001-2002;
	•	Director, F.N.B, Bay View and Jacksonville Bancorp;
	•	Advisory Committee of Castle Creek Capital LLC.

Mark R. Ruh	•	President and Chief Operating Officer since December 2004;	39	2004
	•	President of UAC since August 2003 and Chief Financial Officer of UAC from August 2003 to August 2005;
	•	Vice President at Castle Creek Capital, LLC and Castle Creek Financial, LLC, since 1998;
	•	Manager at Cap Gemini Ernst & Young consulting from 1996 to 1998.

Donald A. Sherman	•	Chairman, Union Federal Bank of Indianapolis (formerly Union Federal Savings Bank of Indianapolis) since 2002 and Vice Chairman from 1999 to 2002;	54	2004
	•	President, CEO and Chairman of Waterfield Mortgage Company, Incorporated, a mortgage banking company and the parent of Union Federal;
	•	Director of UAC from its formation to September 2005;
	•	Director of Delphi Financial Group.

Richard D. Waterfield	•	Chairman, Union Federal Bank of Indianapolis (formerly Union Federal Savings Bank of Indianapolis) from 1984 to 1999;	60	2004
	•	Chairman of Waterfield Mortgage Company, Incorporated, a mortgage banking company and the parent of Union Federal, from 1980 to 1999;
	•	Director of UAC from its formation to September 2005;
	•	Director, Union Federal and Waterfield Mortgage.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR all of the nominees listed above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

We are committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern our business.

During 2005, our Board of Directors met four times and took action by written consent five times. No director attended less than 75% of the Board meetings or the meetings of any committee on which he served during 2005. The Board’s policy regarding director attendance at the Annual Meeting of Shareholders is that directors are welcome to attend, and that White River will make all appropriate arrangements for directors who choose to attend. The Meeting will be the first annual meeting of our shareholders.

Audit Committee

The Board established our Audit Committee in October 2005 and adopted a committee charter in January 2006. The current members of the Audit Committee are John W. Rose (Chairman) and Donald A. Sherman. Each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the American Stock Exchange, subject to the discussion below concerning Mr. Rose. The Board has determined that each member of the Audit Committee is financially literate and that each of Mr. Rose and Mr. Sherman is qualified as an audit committee financial expert and each has accounting or related financial management expertise, in each case in accordance with the rules of the SEC. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this proxy statement, as well as in the Audit Committee charter attached to this proxy statement as Annex A.

Mr. Rose was on the board of managers of Coastal Credit, essentially serving as an outside director, prior to its acquisition by White River. He also served as an officer and director of the holding company that held a majority of the equity interest in Coastal Credit and personally held approximately 6% of Coastal Credit indirectly through such entity. Mr. Rose, therefore, received a ratable portion ($244,662) of the final payment to Coastal Credit made by White River on March 31, 2006. He and members of his family also hold $1.5 million of Coastal Credit subordinated debentures. The conclusion that Mr. Rose is independent under American Stock Exchange standards, depends on (i) the concurrence by such exchange with an interpretation published by the New York Stock Exchange that conflicts of interest of directors who were associated with an acquired company do not arise for purposes of such listing standards until the date of acquisition; and (ii) Mr. Rose’s direct or indirect interest in debt securities of White River and Coastal Credit constitute “company securities” under American Stock Exchange standards that exclude interests in company securities from certain disqualifications prescribed by the standards.

Compensation and Governance Committee

The Board of Directors is expected to consider establishment of a Compensation and Governance Committee, with authority to consider and make recommendations regarding board composition and nominees, at its annual meeting in conjunction with the Meeting. Of the current members of the Board, Mr. Eggemeyer, Mr. Ruh and Mr. McKnight are not independent under standards of the American Stock Exchange. Mr. Waterfield, Mr. Sherman, and, subject to the discussion above, Mr. Rose, are independent under those standards.

Our Board has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account the needs of White River and the composition of the Board of Directors. The Board may seek input from individual members of the Board in identifying possible candidates, and may, in their discretion, engage one or more search firms to assist in the recruitment of director candidates. The Board will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Compensation and Governance Committee for election at our 2007 Annual Meeting should follow the process detailed in the section entitled “Other Business - Director Nominations.”

The Board has not previously established a separate nominating committee because our current board composition was established in connection with the 2005 recapitalization transactions, a majority of the incumbent directors are not employed by us or our subsidiaries, and the Board has not found the benefit of such committee sufficient to justify adding to the administrative complexity of the Board or the administrative burdens on relatively few directors.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

COMPENSATION OF DIRECTORS

During 2005, prior to the completion of our recapitalization transactions in August, our Board members did not receive compensation for their services. On October 26, 2005, the Board of Directors approved annual compensation of $40,000 to be granted to our directors for service on the Board during their terms. We will pay $20,000 of the directors compensation in cash in quarterly installments, and we will pay the remaining $20,000 annually either (1) in the form of shares of our common stock under the Directors Stock Compensation Plan (the “Directors Plan”), to directors who are eligible to participate in the Directors Plan, or (2) in cash, to directors who are not eligible to participate in the Directors Plan. The Directors Plan is further described below under “Proposal 2: Adoption of Directors Stock Compensation Plan.” For 2005, we paid directors a prorated amount of $7,880.43 in cash and either (1) 750 shares of our common stock (representing $7,880.43 divided by the fair market value of one share of our common stock on the date the Directors Plan was adopted), to directors who are eligible to participate in the Directors Plan, or (2) $7,880.43 in cash, to directors who are not eligible to participate in the Directors Plan.

We do not pay a per Board meeting fee or a per committee meeting fee. We reimburse directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board of Directors.

Directors Stock Compensation Plan

Our Board has adopted the Directors Plan and has directed that the Directors Plan be submitted to our shareholders for approval. As described above, the Directors Plan provides that all eligible directors of White River, including employee directors of White River, will receive 50% of their annual directors fees in the form of shares of our common stock. For a more detailed description of the Directors Plan, see “Proposal 2: Approval of the Directors Stock Compensation Plan.”

EXECUTIVE OFFICERS

The following table sets forth, as to each person who currently serves as an executive officer of White River, the person’s age, current position and the period during which he has served in that position. Descriptions of the principal occupations during the past 5 years of Messrs. Eggemeyer, Ruh and McKnight are included under the heading “Proposal 1: Election of Directors - Nominees.” A description of Mr. Szumski’s principal occupation during the past five years follows the table.

Name	Age	Position	Year appointed by White River or Subsidiary
John M. Eggemeyer	60	Chairman and Chief Executive Officer	2004
Mark R. Ruh	39	President and Chief Operating Officer	2004
Martin J. Szumski	39	Chief Financial Officer	2005
William E. McKnight	61	President-Coastal Credit, LLC	1987

Martin J. Szumski became our Chief Financial Officer in August 2005. Prior to joining White River, he was a manager at the consulting firm Reese Partners, LLC (formerly Reese McMahon LLC) for seven years. During his tenure with Reese Partners he worked on engagements in various industries including automobile financing, advertising and manufacturing, advising clients regarding financial and accounting matters, including engagements of Reese Partners on behalf of UAC.

EXECUTIVE COMPENSATION

The following table sets forth for fiscal year 2005 the compensation for our Chief Executive Officer and William E. McKnight. No other executive officer received from White River during 2005 compensation exceeding $100,000. White River was organized on December 30, 2004 and, accordingly, does not have any executive compensation to report for periods prior to its organization.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)
John M. Eggemeyer (1) Chairman and Chief Executive Officer	2005	---	---	$31,046 (2)
William E. McKnight President-Coastal Credit, LLC	2005	$100,000	$100,000	$21,454 (3)
__________________

(1)   Mr. Eggemeyer is not an employee of White River and does not receive any compensation from us by reason of his service as the Chief Executive Officer. We have an expense sharing agreement with Castle Creek, of which Mr. Eggemeyer is the Chief Executive Officer. In addition, in connection with the recapitalization transactions, in August 2005, we issued to Castle Creek warrants to purchase 150,000 shares of our common stock. UAC compensates Castle Creek for certain administrative services. See “Certain Relationships and Related Party Transactions.”

(2)   Includes $15,760 in fees for service on our Board and $15,285 for service on the board of UAC. Like our other Board members, Mr. Eggemeyer receives annual compensation for his service as a director. The annual directors fees are $40,000, of which $20,000 is payable in cash in quarterly installments, and $20,000 is payable annually to eligible directors in the form of shares of our common stock under the Directors Plan. For 2005, this amount was prorated for the period of 2005 beginning upon closing of the recapitalization transactions on August 9, 2005. Mr. Eggemeyer served on the board of UAC through August 2005. The annual fee of $25,000 was prorated through August 2005.

(3)   Includes Mr. McKnight’s compensation from August 31, 2005, the date we acquired Coastal Credit, through December 31, 2005. Includes $13,370 in fees for service on our Board, $2,167 for matching contributions under Coastal Credit’s 401(k) plan, $2,717 in insurance premiums and a $3,200 car allowance. Like our other Board members, Mr. McKnight receives annual compensation for his service as a director. The annual directors fees are $40,000, of which $20,000 is payable in cash in quarterly installments, and $20,000 is payable to Mr. McKnight annually in cash. Mr. McKnight is not eligible to participate in the Directors Plan. For 2005, this amount was prorated for the period of 2005 beginning upon Mr. McKnight’s appointment to the Board effective August 31, 2005.

Long Term Incentive Plans - Awards in Last Fiscal Year

Name and Principal Position	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout
William E. McKnight President-Coastal Credit, LLC	100,000(1)	(1)
__________________

(1) Mr. McKnight’s long-term cash incentive award agreement provides for a long-term cash incentive award based on the value of 100,000 shares of our common stock, vesting 33,333.33 shares annually and payable only in cash on January 1, 2007, 2008 and 2009, respectively.

McKnight Employment Agreement

Term and Base Salary. In December, 2005, William E. McKnight, President of Coastal Credit, entered into an employment agreement with Coastal Credit, pursuant to which he receives an annual base salary of $300,000. The term of the employment agreement is three years, followed by automatic extensions for successive one-year periods.

Bonus and Long-term Cash Incentive Award. For 2005, Mr. McKnight received a performance bonus of $100,000, which was based on an annual performance bonus of $300,000 prorated for the portion of 2005 after August 31. For subsequent fiscal years, Mr. McKnight will be eligible to receive an annual performance bonus of 3% of the annual consolidated net pre-tax income of Coastal Credit (unless an alternative basis for determining the annual performance bonus is agreed to in writing by Mr. McKnight and Coastal Credit).

In connection with Mr. McKnight's employment agreement, Mr. McKnight and Coastal Credit also signed a long-term cash incentive award agreement that provides for a long-term cash incentive award based on the value of 100,000 shares of our common stock, vesting 33,333.33 shares annually and payable only in cash on January 1, 2007, 2008 and 2009, respectively.

Severance Benefits. Mr. McKnight is entitled to receive the following severance benefits if his contract is not renewed, is terminated upon his death or disability, is terminated by Coastal Credit other than for “cause” or is terminated by Mr. McKnight for “good reason” or upon retirement:

•	base salary for the remainder of the term of the employment agreement (but for not less than one year following the date of termination);

•	full benefit plan participation for the remainder of the term of the employment agreement (but for a period of at least one year following the date of termination); and

•
prorated performance bonus, if any, for the fiscal year in which his employment was terminated, based on the performance of Coastal Credit for that fiscal year as reflected in its financial statements.

“Cause” is defined as engaging in a material dishonest act, willful breach of fiduciary duty, misappropriation or fraud against Coastal Credit or any of its affiliates; any indictment or similar charge alleging the commission of a felony; material failure to follow Coastal Credit’s general policies, directives or orders after failure to cure within 30 days of receiving written notice; intentional destruction or theft of Coastal Credit’s property or falsification of Coastal Credit’s documents; breach of the non-competition and non-solicitation provisions of the employment agreement; material breach of any other provision of the employment agreement and failure to cure within 30 days of receiving written notice.

“Good Reason” is defined as the removal of Mr. McKnight as Chief Executive Officer of Coastal Credit without cause; the assignment of duties inconsistent with the position and duties contemplated by the employment agreement; a requirement that Mr. McKnight move from his permanent place of residence; a change of control of Coastal Credit or White River; any action by Coastal Credit to reduce Mr. McKnight’s base compensation below the amount provided in the employment agreement or failure by Coastal Credit to timely pay salary, bonus or incentive payments.

In addition, if Mr. McKnight’s employment terminates for the reasons stated above other than retirement and the date of termination is prior to January 1, 2009, to the extent Mr. McKnight’s benefits under the long-term incentive award have not yet vested, the benefit will accelerate and fully vest. If Mr. McKnight retires prior to January 1, 2009, Mr. McKnight will receive the pro rata portion of the annual increment of his long-term cash incentive award that would otherwise vest for the year in which he retires.

If Mr. McKnight becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination. If he is terminated for disability, he will receive the benefits described above.

Non-compete Provisions. Mr. McKnight is bound by noncompetition provisions that restrict him from competing with Coastal Credit for two years following termination of his employment for cause. If Mr. McKnight’s employment is terminated by Coastal Credit other than for cause, by Mr. McKnight for good reason or if the employment agreement is terminated by reason of Coastal Credit’s notice of non-renewal, Mr. McKnight will be subject to the non-compete covenants for as long as Coastal Credit is paying Mr. McKnight salary and benefits under the employment agreement.

Equity Compensation Plan Information

On August 29, 2005, the Board approved the 2005 Stock Incentive Plan (the “2005 Plan”), subject to shareholder approval. The 2005 Plan provides for the issuance of performance and restricted stock grants and options to purchase up to 250,000 shares of our common stock. For more information about the 2005 Plan, see “Proposal 3: Approval of 2005 Stock Incentive Plan.”

Performance Graph

Our common stock is currently traded over the counter and reported in the Pink Sheets under the symbol “WRVC.” Trading is not extensive. Consequently, sales price information consists of quotations by dealers making a market in our common stock and may not represent actual transactions. As a result, the sales price information for our common stock in the following graph reflects inter-dealer prices without any adjustments for mark-ups, mark-downs or commissions. In addition, trading in our common stock is limited in volume and may not be a reliable indication of its market value.

The following Total Return to Shareholders graph compares the performance of White River with that of the Nasdaq Composite Index and the SNL Auto Finance Index. The SNL Auto Finance Index includes AmeriCredit Corp. (NYSE:ACF), Consumer Portfolio Services Inc. (Nasdaq:CPSS), Credit Acceptance Corp. (OTC BB:CACC), First Investors Financial Services Group (OTC BB:FIFS), Nicholas Financial Inc. (Nasdaq:NICK), Ofek Capital

Corp. (Pink Sheets:OFCC) and White River Capital, Inc. (Pink Sheets:WRVC), which are all of the publicly traded specialty lenders covered by SNL Financial with a primary focus in the auto finance industry.

Total Return to Shareholders*

*$100 invested on August 31, 2005 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors did not have a compensation committee during 2005. Our directors during 2005 were John M. Eggemeyer, Mark R. Ruh, Donald A. Sherman and Richard D. Waterfield. In August 2005, William E. McKnight and John W. Rose joined the Board. Mr. Eggemeyer and Mr. Ruh were also executive officers of White River and UAC during 2005. Mr. McKnight is the Chief Executive Officer of Coastal Credit. See “Certain Relationships and Related Party Transactions.”

REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

For 2005, the Board administered our compensation system and adopted the 2005 Stock Incentive Plan. The Board reviewed and approved the compensation for Martin J. Szumski, our Chief Financial Officer, and the employment agreement and long-term cash incentive award agreement for William E. McKnight, the President of Coastal Credit. Mr. McKnight’s restated employment agreement is based on his preexisting agreement with Coastal Credit. Mr. McKnight’s restated employment agreement and incentive agreement were negotiated on behalf of White River by John M. Eggemeyer and John W. Rose.

Base Compensation. Mr. Eggemeyer and Mark R. Ruh are not employees of White River and did not receive any personal compensation from us by reason of their service in those capacities in 2005. During 2005, the Board established the base compensation of Mr. Szumski and Mr. McKnight. In establishing their salaries, the Board did not tie its base compensation decisions to any particular formulas, measurements or criteria, but members generally took into account compensation levels paid by comparable companies. All such compensation was determined with the approval and recommendation of the independent directors.

Bonus for Mr. McKnight. Mr. McKnight’s bonus for September 1 to December 31, 2005 (the period following our acquisition of Coastal Credit) was determined as a fixed amount of $100,000 in view of Coastal Credit’s performance for 2005. For future years, Mr. McKnight’s bonus will be tied directly to Coastal Credit’s pre-tax income.

Stock-Based Awards. In October 2005, the Board approved the 2005 Stock Incentive Plan and recommended the plan to our shareholders. Our shareholders are voting on the plan at the Meeting. If the plan is approved by our shareholders, our executive officers may be considered for grants of stock-based awards during fiscal 2006.

Long-term Cash Incentive Award. During 2005, the Board approved a long-term cash incentive award for Mr. Knight, which vests over a three-year period. In approving the long-term cash incentive award as part of Mr. McKnight’s compensation, the Board gave general consideration to compensation arrangements offered to senior officers of comparable companies. The Board further considered that the award provides Mr. McKnight with a significant economic incentive that is aligned with the interests of our shareholders.

The Board of Directors did not have a compensation committee during 2005. The Board expects to formally establish the Compensation and Governance Committee and to adopt a committee charter at its Board meeting held in connection with the Meeting. In January 2006, an ad hoc compensation committee consisting of John W. Rose and Richard D. Waterfield was asked to consider and make recommendations regarding several specific matters, including (i) potential bonus compensation for Castle Creek, Mr. Eggemeyer and Mr. Ruh for performance during 2005; (ii) potential bonus compensation arrangements for Castle Creek, Mr. Eggemeyer and Mr. Ruh for 2006; and (iii) potential stock based awards to management.

SUBMITTED BY THE BOARD OF DIRECTORS

John M. Eggemeyer, Chairman
William E. McKnight
John W. Rose
Mark R. Ruh
Donald A. Sherman
Richard D. Waterfield

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is:

•
to assist Board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the independent auditors and our internal audit function;

•	to decide whether to appoint, retain or terminate our independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and

•	to prepare this Report.

The Board has determined that each member of the Audit Committee is financially literate and that each of Mr. John W. Rose and Mr. Donald A. Sherman is qualified as an audit committee financial expert and each has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of the American Stock Exchange.

The Audit Committee operates pursuant to a written charter that the Board adopted in January 2006. The Audit Committee Charter is attached to this proxy statement as Annex A. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and audit management’s assessment of the effectiveness of internal control over financial reporting.

During 2005, the Board (prior to establishing the Audit Committee) or the Audit Committee (after the Audit Committee was established) performed all of the duties and responsibilities described in the Audit Committee Charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended that our audited consolidated financial statements for 2005 be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

John W. Rose, Chairman
Donald A. Sherman

PROPOSAL 2: ADOPTION OF DIRECTORS STOCK COMPENSATION PLAN

On October 26, 2005, the Board of Directors approved the Directors Plan and has directed that the Directors Plan be submitted to shareholders for approval. The Directors Plan provides for the payment of a portion of regular fees to members of the Board in the form of shares of our common stock. The Board believes that the receipt of board fees in the form of shares of common stock will more closely align the economic interests of our directors with the interests of White River and our shareholders.

We have reserved 50,000 shares of our common stock for issuance under the Directors Plan. We may adjust this number if certain changes in our capital structure occur.

Material Features of the Directors Plan

The material features of the Directors Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Directors Plan, a copy of which is attached to this proxy statement as Annex B.

Participation. Each incumbent director is eligible to receive shares of our common stock under the Directors Plan, except that a director is not eligible to receive shares of our common stock under the Directors Plan if, after receipt of shares under the Directors Plan, (1) the director would hold economic ownership of more than 4.9% of the outstanding shares of our common stock and (2) the director was not (prior to September 1, 2005) already deemed a 5% shareholder of White River for purposes of determining the availability of net operating loss carryforwards under Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Currently, Mr. McKnight and Mr. Rose are not eligible to participate in the Directors Plan.

Operation of the Directors Plan. Under the Directors Plan, we will regularly award to eligible directors shares representing 50% of the value of the regular fees to which they became entitled for Board service. For 2005, eligible directors were issued 750 shares each. Beginning with 2006, the number of shares of our common stock to be issued to each eligible director on any determination date will be the largest whole number of shares resulting from dividing (1) the dollar amount of directors fees for the plan year to be paid in the form of common stock under the Directors Plan, by (2) the fair market value of one share common stock on the determination date. The determination date for each plan year will be the third business day following the first public release by White River of annual financial information for the plan year, but not later than March 15th of each year. For example, if the determination date for plan year 2006 is March 1, 2007, each eligible director is entitled to receive $20,000 of his directors fee in the form of common stock, and the fair market value of one share of our common stock on March 1, 2007 is $14.95, then each eligible director would be entitled to receive 1,337 shares of our common stock ($20,000/$14.95). We will issue the certificates for awarded shares as soon as practicable after the determination date following each plan year, and no later than is necessary to avoid the payment of shares being subject to Section 409A of the Internal Revenue Code. If an eligible director served as director for less than the entire plan year, we will prorate the shares of common stock payable to the director.

Administration. The Directors Plan is administered by a Plan Committee of one or more individuals appointed by the Board. Initially, the Plan Committee is our Chief Financial Officer. He has the authority to interpret the Directors Plan and to make rules for the administration of the Plan.

Amendment. The Board may amend the Directors Plan from time to time, but no amendment may (without a director’s consent) affect any shares of our common stock for which certificates have been issued under the Directors Plan. If required by applicable laws or regulations, we will seek shareholder approval of any amendment.

Termination. The Directors Plan will continue until December 31, 2010, unless the Board terminates it sooner.

New Plan Benefits

Future plan benefits under the Directors Plan are not determinable. The following table sets forth the benefits that the identified individuals and groups would have received under the Directors Plan had the plan been in place for the entire 2005 plan year.

	Directors Stock Compensation Plan
Name and Position	Dollar Value ($)	Number of Units
John M. Eggemeyer Chief Executive Officer and Chairman of the Board	$20,000	(1)
William E. McKnight (2) President - Coastal Credit	$0	0
Executive Group (4 persons) (2)(3)	$40,000	(1)
Non-Executive Director Group (3 persons) (4)	$40,000	(1)
Non-Executive Officer Employee Group (5)	$0	0
_______________

(1) The number of shares each individual or group will receive will be based on the fair market value of the shares on the determination date and is not determinable at this time.

(2) Mr. McKnight and Mr. Rose are not eligible to receive shares of our common stock under the Directors Plan.

(3) Includes Messrs. Eggemeyer, McKnight, Ruh and Szumski. Mr. Szumski is not a director and will not receive any benefits under the Directors Plan.

(4) Includes Messrs. Rose, Sherman and Waterfield.

(5) No non-directors will receive benefits under the Directors Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Directors Stock Compensation Plan.

PROPOSAL 3: ADOPTION OF 2005 STOCK INCENTIVE PLAN

On August 29, 2005, the Board of Directors approved a proposal to adopt the 2005 Plan, subject to approval by our shareholders. The Board has adopted the 2005 Plan to promote the success of White River by providing means to attract, motivate and retain key employees, non-employee directors and consultants of White River through grants of stock options, restricted stock awards and performance stock awards for high levels of individual performance and improved financial performance of White River. The Board of Directors believes that the ability to grant stock options, restricted stock awards and performance stock awards will be a valuable tool for attracting, motivating and retaining key employees, non-employee directors and consultants and therefore recommends that our shareholders approve the 2005 Plan.

The material features of the 2005 Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the 2005 Plan, a copy of which is attached hereto as Annex C.

Administration and Eligibility

The 2005 Plan provides that it will be administered by the Board or by a committee of the Board. We currently intend that the 2005 Plan will be administered by the Compensation and Governance Committee. For purposes of this discussion, the Board or the committee empowered by the Board from time to time to administer the 2005 Plan is referred to as the “Committee.” Employees of White River and our subsidiaries and our non-employee directors are eligible to participate. Awards may also be granted to consultants or advisors who perform or agree to perform bona fide services for us, except that options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“ISOs”), may only be granted to employees. The Committee will determine which eligible participants will receive awards, the nature, price, number of shares and other terms of the awards, and the form and terms of award agreements. See “Kinds of Awards” below. The Committee has the authority to interpret the 2005 Plan, and all decisions of the Committee are final and binding on all participants and any other holder of awards.

Maximum Shares

Under the 2005 Plan, the total number of shares of common stock subject to awards may not exceed 250,000. This limitation is subject to adjustment in the event of certain changes in our capitalization. See “Adjustments and Extraordinary Events” below. Upon termination, cancellation, forfeiture or expiration of any unexercised award under the 2005 Plan, the number of shares with respect to which awards may be granted under the 2005 Plan will be increased by the number of shares to which the unexercised award pertained. In addition, to the extent that we repurchase shares issued under the 2005 Plan at their original purchase price, those shares will again be available for grant under the 2005 Plan, except that the aggregate number of shares issuable upon the exercise of ISOs may not exceed 250,000 shares (subject to the adjustments described below under “Adjustments and Extraordinary Events”).

Terms of Awards and Transferability

The Committee will determine the vesting and, where applicable, the expiration date of awards, but awards that provide for the right to acquire stock may not remain outstanding more than ten years after the grant date (or, as discussed below, five years in the case of certain employee ISOs).

Generally, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. However, the Committee may permit a participant to transfer any of the participant’s awards, other than incentive stock options, to one or more of the participant’s immediate family members or to trusts established in whole or in part for the benefit of the participant and/or one or more of the participant’s immediate family members, to the extent that neither the transfer of the award to the immediate family member or trust, nor the ability of a participant to make the transfer, will have adverse consequences to White River or the participant by reason of Section 162(m) of the Internal Revenue Code. See “Termination of Employment, Death or Disability” below.

Term of 2005 Plan

The 2005 Plan will terminate on August 29, 2015 unless terminated earlier by the Board of Directors.

Kinds of Awards—Stock Options

Under the 2005 Plan, the Committee may from time to time grant stock options, either ISOs or non-ISOs, to eligible participants to acquire shares of our common stock. As required by the Internal Revenue Code and applicable regulations, ISOs are subject to certain limitations not applicable to non-ISOs. The exercise price of all stock options will be determined by the Committee, but may not be less than the fair market value of our common stock on the date of grant. The exercise price for any ISO granted to any eligible employee owning more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value of our common stock on the date of grant. In addition, the term of the option may not exceed five years from the date of grant. The fair market value of our common stock is the mean between the high bid and low asked prices for our common stock quoted by a recognized securities dealer(s) on the last market trading day prior to the day of determination. If our common stock becomes listed on an established stock exchange or a national market system, the fair market value will be the closing price (or the closing bid, if no sales were reported) as quoted on the stock exchange or national market system for the market trading day immediately prior to the date of grant. The exercise price may be adjusted in the event of changes in our capitalization. See “Adjustments and Extraordinary Events” below. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by an employee that vest in any single calendar year cannot exceed $100,000.

All options will be exercisable and will vest at the times and under the conditions determined by the Committee and described in the relevant stock option agreement. On the occurrence of a vesting event (as described below under “Adjustments and Extraordinary Events”), all options that are outstanding on the date of the vesting event will become exercisable whether they are vested or not.

The type of consideration to be received and the method of payment for shares of common stock to be issued upon exercise of a stock option is determined by the Committee and may consist of cash, check, recourse note carrying a market interest rate (that may or may not be secured in the discretion of the Committee), delivery of previously acquired White River common stock which has been held for a meaningful period of time (e.g., six months) before exercise or any combination of the above. Any shares so delivered to White River will be valued at their fair market value on the exercise date. A method of payment described above may not be used if it causes us to: (i) recognize compensation expense for financial reporting purposes (unless waived by the Committee); (ii) violate the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant to that statute; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System.

Kinds of Awards—Performance Stock Awards and Restricted Stock Awards

Under the 2005 Plan, the Committee may grant performance stock awards and restricted stock awards. Performance stock awards are granted subject to a risk of forfeiture which lapses as the participant vests in the stock granted. The participant vests in the common stock at the times and under the conditions described in the stock award agreement, which will generally be determined according to the achievement or occurrence of specified performance goals, objectives, targets or criteria described in the stock award agreement. If the performance goals are not satisfied within the designated period of time, the performance stock will automatically be forfeited and immediately returned to us. In contrast to restricted stock awards, there is no waiting period for vesting upon attainment of the performance goals.

The 2005 Plan includes special provisions applicable to participants who are “covered employees” under Section 162(m) of the Internal Revenue Code. A “covered employee” is generally a Named Executive Officer (that is, the chief executive officer or any other executive officer required to be named in our proxy statement). Among other things, performance goals for covered employees must be objectively determinable and related to one for more of the following business criteria: Net Income; Return on Average Assets (“ROA”); Cash Return on Average Assets (“Cash ROA”); Return on Average Equity (“ROE”); Cash Return on Average Equity (“Cash ROE”); Earnings Per Share (“EPS”); Cash EPS; stock price; or efficiency ratio. The total number of options and stock awards that may be awarded under the 2005 Plan to any covered employee in any taxable year may not exceed 125,000 shares, subject to adjustment in the event of changes in our capitalization. See “Adjustments and Extraordinary Events” below.

The Committee may also grant restricted stock awards under the 2005 Plan. The participant vests in the common stock underlying the restricted stock award at the times and under the conditions determined by the Committee and described in the restricted stock award agreement. We intend that restricted stock awards will vest over specified periods of time and will not require the satisfaction of any performance conditions in order to vest.

Upon the exercise of a performance stock award or a restricted stock award, the participant has the rights of a shareholder with respect to the voting of the common stock underlying the award, subject to the conditions contained in the award agreement. The award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of common stock underlying a restricted stock award or performance stock award. On the occurrence of a vesting event (as described below under “Adjustments and

Extraordinary Events”), all unvested performance stock awards and restricted stock awards that are outstanding on the date of the vesting event will become vested.

Termination of Employment, Death or Disability

Termination of Service.  Upon termination of service other than due to death, disability or cause, a participant may exercise his or her ISO on or prior to the date that is 30 days following the date of termination to the extent that the participant was entitled to exercise the option on the date of termination (but in no event later than the expiration of the term of the option). The effect of a participant’s termination of service on a non-ISO will be as prescribed in the option agreement. If the option agreement does not prescribe the effect, then the effect wil be the same as the effect for ISOs.

Disability of Participant.  Upon termination of service due to disability, a participant may exercise his or her option on or prior to the date that is twelve months following the date of termination to the extent that the participant was entitled to exercise the option on the date of termination (but in no event later than the expiration of the term of the option).

Death of Participant.  If a participant should die while in service, the participant’s option may be exercised by the participant’s estate or by a person who has acquired the right to exercise the option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the participant was entitled to exercise the option on the date of death (but in no event later than the expiration date of the term of the option).

Cause.  If a participant’s service is terminated due to cause, the participant’s option will terminate on the date of termination.

Reversion of Unexercised Shares.  If, on the date of termination or death, the participant is not entitled to exercise all of the participant’s option, the shares of common stock covered by the unexercisable portion of the option will revert back to the 2005 Plan. If, after the date of termination or death, the participant or, in the case of death, the participant’s estate or any person who acquires the right to exercise the option by bequest or inheritance does not exercise his or her option within the applicable period of time, the option will terminate, and the shares of common stock covered by the option will revert back to the 2005 Plan.

Adjustments and Extraordinary Events

The 2005 Plan provides that if there is any increase or decrease in the number of issued and outstanding shares of our common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of our common stock, merger, share exchange, or any other increase or decrease in the number of issued and outstanding shares of our common stock, that is effected without White River receiving consideration, then the limitations on the number of shares reserved for delivery under the 2005 Plan, the limitations on the number of stock options which may be granted in any one calendar year, the number of shares that pertain to each outstanding award and the exercise price of each option will be proportionately adjusted.

Under the 2005 Plan, if a “Vesting Event” takes place, then all outstanding options on the date of the Vesting Event become exercisable on the date of the Vesting Event (whether or not previously vested) and all restricted stock awards and performance stock awards become fully vested. A Vesting Event means the earlier of a Change in Control or the termination of a participant’s service (other than for cause) following shareholder approval of any matter, plan or transaction which would constitute a Change in Control. The 2005 Plan defines a “Change in Control” to mean:

•	the consummation of a plan of dissolution or liquidation of White River;

•
the individuals who, as of the effective date of the 2005 Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by our shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, the new director will, for purposes of the 2005 Plan, be considered a member of the Incumbent Board; provided, further, however, that no individual will be considered a member of the Incumbent Board if the individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

•
the consummation of a plan of reorganization, merger or consolidation involving White River, except for a reorganization, merger or consolidation where (A) our shareholders immediately prior to the reorganization, merger or consolidation own directly or indirectly at least seventy percent (70%) of the combined voting power of outstanding voting securities resulting from the reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of our voting securities immediately prior to the reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

•	the sale of all or substantially all our assets to another person; or

•	the acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of White River then outstanding by another person.

 The Board of Directors may at any time amend, alter, suspend or discontinue the 2005 Plan in its discretion, but no amendment, alteration, suspension or discontinuation may be made which would impair the rights of any participant under any grants made without the participant’s consent. In addition, to the extent necessary and desirable to comply with Section 422 and Section 162(m) of the Internal Revenue Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which our common stock is then listed), we will obtain shareholder approval of any amendment to the 2005 Plan in the manner and to the degree required. If the Board determines that Section 409A of the Internal Revenue Code applies to the 2005 Plan and/or any award, stock option agreement or stock award agreement, then the Board may amend the 2005 Plan and/or any award, stock option agreement or stock award agreement in order to comply with the terms of Section 409A, and each participant will take any action and execute any amendments that the Board requests in that regard.

Cancellation and Re-grant of Awards

The Committee will have the authority to cancel or amend any award, subject to any required consent of the optionee or grantee. Except with respect to participants subject to Section 162(m) of the Internal Revenue Code, shares underlying any award that is cancelled will be deemed outstanding and available for re-grant under the 2005 Plan.

Federal Income Tax Consequences

Incentive Stock Options.  For federal income tax purposes, the holder of an ISO will not be subject to tax upon the grant or exercise of the ISO. Under certain circumstances, the exercise of an ISO may be subject to alternative minimum tax. If the holder retains the stock for a period on or after the later of two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired upon the exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised, generally, will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock on the date of exercise. To the extent ordinary income is recognized by the participant because the participant’s disposition of the ISO shares does not meet the holding period requirements, we may deduct a like amount as compensation.

Nonqualified Stock Options.  Generally, a holder of a non-qualified stock option will not realize taxable income on the grant of the option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. We will be eligible to take a corresponding deduction equal to the income realized by the holder of the option.

Restricted Stock Awards and Performance Stock Awards.  Generally, a participant who has been granted a restricted stock award or a performance stock award will not realize taxable income at the time of grant, but will realize ordinary income upon lapse of the restrictions in an amount equal to fair market value of the shares on the date of lapse. We will be entitled to a corresponding income tax deduction equal to the amount of ordinary income that the participant recognizes in connection with the award.

Payment of Withholding Taxes.  To the extent permitted under the Sarbanes-Oxley Act of 2002 and applicable regulations, the Compensation Committee may, in its discretion, allow any holder of non-qualified stock options or unvested shares to satisfy all or part of the withholding taxes incurred by the participant in connection with the exercise of their options or the vesting of their shares through the surrender or withholding of vested shares of common stock.

For more complete information concerning the 2005 Plan, please refer to Annex D.

Grants of Restricted Stock Awards to Coastal Credit Employees

In August 2005, the Board approved the grant of restricted stock awards to certain Coastal Credit employees, in the aggregate amount of 120,000 shares, effective only after the consummation of our acquisition of Coastal Credit and vesting only after approval of the 2005 Plan by our shareholders. The awards vest in three equal installments, on December 31, 2006, 2007 and 2008. If a grantee’s employment is terminated, the grantee will forfeit any unvested shares. The grantees are not entitled to vote shares subject to restricted stock awards or receive dividends on the shares until the shares vest .

New Plan Benefits

 The awards, if any, which may be made in the future under the 2005 Plan (or which would have been made under the 2005 Plan during our last fiscal year, if the 2005 Plan had been in effect) are not determinable.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the 2005 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Castle Creek Relationships. John M. Eggemeyer, our Chairman and Chief Executive Officer, and Mark R. Ruh, our President and Chief Operating Officer, are both officers of Castle Creek Capital, LLC. Castle Creek manages private equity funds that have substantial investments in our common stock. The aggregate percentage interest in White River that the Castle Creek funds hold is 17.7%.

White River and Castle Creek are parties to an expense sharing agreement, under which Castle Creek provides various facilities, equipment and services to us, including, but not limited to, computer and telephone network systems, office space, copy services and data services. For these services, we pay Castle Creek a fee that represents a reasonable allocation of actual Castle Creek expenses proportionate to facilities, equipment and services provided to White River. This agreement is effective from September 1, 2005 and shall continue until terminated by either party upon 30 days’ prior written notice.

Castle Creek supervises UAC’s administration of its plan of reorganization. For these services, UAC compensates Castle Creek at a rate of $14,583 per month.

Acquisition of Coastal Credit. In August 2005, we completed recapitalization transactions that included our acquistion of Coastal Credit, LLC for a purchase price of $50 million. Investment funds managed by Castle Creek

Capital owned directly or indirectly 51.5% of the equity interest in Coastal Credit that we purchased. Mr. Eggemeyer's personal interest in Castle Creek represented approximately a 5% indirect interest in Coastal Credit. William E. McKnight held approximately 22% of Coastal Credit, and John W. Rose indirectly held approximately 6.0%. White River paid $45 million toward the purchase of Coastal Credit on August 31, 2005, and an aggregate of $3.8 million was paid to the former owners of Coastal Credit on March 31, 2006.

Both Mr. Eggemeyer and Mr. Ruh serve on our Board of Directors. Mr. Ruh also serves on the board of managers of UAC, and Mr. Eggemeyer served on the board of UAC until August 2005. Because of the conflict of interest Mr. Eggemeyer and Mr. Ruh had in respect of the acquisition of Coastal Credit by virtue of their relationship with Castle Creek, the Boards of White River and UAC appointed a transaction committee, consisting of Mr. Waterfield and Mr. Sherman, to consider the acquisition of Coastal Credit on behalf of White River and UAC. At the direction of the transaction committee, UAC took various measures to minimize any effect of this conflict of interest, including seeking a fairness opinion from its financial advisor, Piper Jaffray & Co. In addition to these measures directed toward ensuring that the terms of the purchase of Coastal Credit were independently evaluated and were fair to UAC shareholders (who became our shareholders following the recapitalization transactions), the transaction committee and the full Boards of White River and UAC submitted the transaction and the purchase agreement to shareholders for formal approval and ratification. The shareholders of UAC (who became our shareholders) approved the transaction and purchase agreement at a special meeting on August 9, 2005.

Castle Creek Warrants. In August 2005, in connection with the recapitalization transactions, we issued to private equity funds managed by Castle Creek warrants to acquire 150,000 shares of our common stock for $10.00 per share. The term of the warrrant is three years and 90 days and will be exercisable three years after issuance. We issued the warrants pursuant to a warrant issuance agreement among us, UAC and Castle Creek. In the agreement, Castle Creek agreed to advance certain transaction expenses on behalf of White River and UAC, to the extent required in connection with the development and completion of the recapitalization transactions, subject to reimbursement by us from proceeds of the subscription offering. On August 31, 2005, we reimbursed the Castle Creek funds $1.4 million for transaction expenses incurred in connection with the acquisition of Coastal Credit which were paid by the funds.

In consideration for these commitments and undertakings, the substantial efforts and assistance provided by Castle Creek with respect to the recapitalization transactions, and the risks borne by the Castle Creek funds due to the uncertainty in closing the transactions, the transaction committee of White River authorized the issuance of the proposed warrants to Castle Creek. Our shareholders approved the issuance of the warrants at a special meeting on August 9, 2005.

Castle Creek Bridge Loans. On April 22, 2005, we entered into a revolving note agreement with the Castle Creek funds for the purpose of funding our operating expenses. This agreement allowed us to borrow from the Castle Creek funds up to $120,000 at a rate of 10% per annum. The outstanding principal and interest were payable on August 16, 2005, or, if earlier, the date three business days following consummation of our subscription offering. On August 5, 2005, we paid, in full, the principal related to the $120,000 revolving note to Castle Creek and interest of $2,444.

On June 22, 2005, we entered into a secured bridge note agreement for $2.3 million with the Castle Creek funds for the purpose of funding the buyout of the UAC subordinated notes in advance of June 30, 2005. This note bore interest at 10.75% per annum and was secured by our purchase of $41,341,325 in face value of subordinated notes. The outstanding principal and interest were payable on September 30, 2005, or, if earlier, the date three business days following consummation of our subscription offering. On August 31, 2005, we paid, in full, the principal and interest of $46,195 related to the secured bridge note payable to the Castle Creek funds.

UAC Lease with Shadeland Properties, L.P. White River and UAC leased our corporate offices in Indianapolis, Indiana until November 2005 from Shadeland Properties, L.P., an entity controlled by Mr. Waterfield, a significant shareholder and a director of White River. During November 2005, the property was sold by Shadeland Properties to an unrelated third party. The lease was a month-to-month lease, subject to termination at any time by UAC or Shadeland Properties, L.P. upon 90 days prior written notice. The lease provided for rent payments of $2,164 per month for 2,361 square feet. Beginning March 1, 2006, White River and UAC relocated our corporate offices to a nearby location in Indianapolis, Indiana. The lease of this new corporate office is with an unrelated third party.

Investment in Coastal Credit LLC Subordinated Debt. In August, 2005, Coastal Credit effected a private placement of $7.7 in subordinate debentures, due 2008, bearing interest at 12% per annum. John W. Rose and members of his family purchased $1.5 million of such debentures. A family partnership of William E. McKnight also purchased $1.5 million of the debentures.

Coastal Credit Leases with McKnight Family Partnerships, L.P. Our subsidiary Coastal Credit leases its corporate offices in Virginia Beach, Virginia and one of its branch offices in Jacksonville (Orange Park), Florida, from McKnight Family Partnerships, L.P., an entity controlled by Mr. McKnight, a director of White River and the President of Coastal Credit. The Virginia Beach lease has a three-year term, and provides for rent payments of $13,137 per month. The Virginia Beach lease will expire in September 2006. The Orange Park lease has a three-year term and provides for rent payments of $9,010 per month. The Orange Park lease will expire in March 2007.

Coastal Credit Aircraft Arrangement with McKnight. Coastal Credit and Mr. McKnight are parties to a letter agreement with respect to use of an aircraft owned by McKnight L.L.C., an entity controlled by Mr. McKnight. The aircraft is a Beechcraft King AirTM B200 twin engine turbo prop. The agreement provides that Coastal Credit will pay McKnight L.L.C. $14,000 per month to defray expenses associated with ownership of the aircraft in consideration for Mr. McKnight’s willingness to make the aircraft available for business use by key employees of Coastal Credit. Coastal Credit is required to pay additional amounts in any month in which its aircraft usage exceeds prescribed amounts. Six months prior written notice is required to withhold availability of the monthly payment or the plane. Payments by Coastal Credit to McKnight L.L.C. under this arrangement were $183,988 for the fiscal year ended December 31,2005.

INDEPENDENT AUDITORS

The Audit Committee has reappointed the firm of Deloitte & Touche LLP as independent auditors to audit our financial statements for the current fiscal year. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees

The following is a description of fees billed to us by Deloitte & Touche LLP during the last two fiscal years:

Audit Fees. Audit fees include fees for the annual audit of our consolidated financial statements and the financial statements of UAC for 2004, review of interim financial statements included in our quarterly reports on Form 10-Q, review of registration statements filed with the Securities and Exchange Commission, and the issuance of consents. The aggregate audit fees billed to us and UAC by Deloitte & Touch LLP for the years ended December 31, 2005 and 2004 totaled approximately $649,000 and $296,000, respectively.

Audit-Related Fees. Deloitte & Touche LLP did not bill us for any audit-related fees for the years ended December 31, 2005 and 2004.

Tax Fees. Tax fees include corporate tax compliance, tax advice and tax planning. Tax fees also include fees incurred by UAC for tax planning and tax advice in connection with the recapitalization transactions. The aggregate tax fees billed to us and UAC by Deloitte & Touche LLP for the years ended December 31, 2005 and 2004 totaled approximately $54,000 and $27,000, respectively.

All Other Fees. Deloitte & Touche LLP did not bill us any other fees for the year ended December 31, 2005 and billed us other fees of $39,000 for the year ended December 31, 2004. These fees related to accounting due diligence in connection with our acquisition of Coastal Credit.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. Since the Audit Committee was established in October 2005, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for us by Deloitte & Touche LLP. In approving any non-audit services, the Audit Committee considered whether the provision of the services would be compatible with maintaining Deloitte & Touche LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Our directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of the reports we received, and on written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during 2005.

OTHER BUSINESS

Except as set forth in this proxy statement, our management has no knowledge of any other business to come before the Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on those matters, and discretionary authority to do so is included in the proxy.

Shareholder Proposals

If a shareholder wishes to have a proposal presented at our 2007 Annual Meeting of Shareholders and included in the proxy statement and form of proxy relating to that meeting, the shareholder must submit the proposal in writing at least 120 days before April 10, 2007 (which is December 11, 2006) and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The proposal should be sent to the attention of our Corporate Secretary, White River Capital, Inc., 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239.

If a shareholder wishes to have a proposal presented at our 2007 Annual Meeting of Shareholders, but not included in the related proxy statement and form of proxy, the shareholder must submit the proposal in writing at least 60 days before the meeting date. If we give notice of or publicly disclose the meeting date less than 70 days before the meeting, a shareholder proposal will be considered timely if we receive written notice of the proposal no later than 10 days after we mailed notice of or publicly disclosed the meeting date. If we hold the meeting on the date described in our By-laws (the second Tuesday in May), it will be deemed to have been publicly disclosed. If we receive notice of a shareholder proposal after the date described above, the proxy card for the 2007 Annual Meeting of Shareholders will give the designated proxy holder discretionary authority to vote as he or she deems appropriate, even though there is no discussion of the proposal in our proxy statement for that annual meeting.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of our common stock,

•	A brief description of the business the shareholder desires to bring before the meeting, and

•	Any material interest of the shareholder in the proposal.

Director Nominations

Shareholders may nominate persons for election as directors if they follow the procedures in our By-laws. Pursuant to Section 13 of Article III of our By-Laws, a shareholder entitled to vote for the election of directors may nominate persons for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at least 60 days before the date of the meeting of our shareholders called for the election of directors. Director nominations proposed by shareholders to be made at the 2007 annual meeting must be received by our Corporate Secretary on or before March 9, 2007. Pursuant to our By-Laws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of White River must contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of the Company,

•	The name of each person to be nominated,

•	The name, age, business address, residential address, and principal occupation or employment of each nominee,

•	Each nominee’s signed consent to serve as a director of White River, if elected,

•	The number of shares of our common stock beneficially owned by each nominee,

•	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

•	Any other information concerning the nominee that would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

We will furnish a copy of the our By-laws specifying the nomination requirements to any shareholder upon written request to our Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing to the attention of our Corporate Secretary, White River Capital, Inc., 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239. The Board of Directors has implemented a process for handling correspondence received by White River and addressed to members of the Board. Under that process, our Corporate Secretary has been instructed to promptly forward to the Board copies of all communications that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees of the Board, or that he otherwise determines require their attention.

INCORPORATION BY REFERENCE

The sections in this proxy statement entitled “Executive Compensation”, “Report of Board on Executive Compensation” and “Report of the Audit Committee” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate any such section into another filing by reference in such filing.

By Order of the Board of Directors Mark R. Ruh, Corporate Secretary
Dated: April 10, 2006

Annex A

WHITE RIVER CAPITAL, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purposes of the Audit Committee

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of White River Capital, Inc. (the “Company”) are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. The Committee shall also prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and the effectiveness of internal control over financial reporting. Management, in consultation with the Company’s internal auditors, is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and, when and if required by SEC regulation, annually reporting on management’s assessment of the effectiveness of internal control over financial reporting and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Committee. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority to appoint, retain and terminate the Company’s independent auditors. Any action by the Board to appoint or terminate independent auditors for the Company shall be taken only by, or upon the prior recommendation of, the Committee. The independent auditors shall report directly to the Committee.

The independent auditors shall submit to the Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board Statement No. 1.

The independent auditors shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Membership

The Committee shall be comprised of at least two directors each of whom is not an officer or employee of the Company or its subsidiaries and is otherwise free of any relationship deemed by the Board of Directors to be one that would materially impair the director’s exercise of independent judgment as a Committee Member. At any time that a class of equity securities of the Company is listed for trading on any registered national securities exchange, the composition of the Committee shall also comply with the applicable rules of such stock market or exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication and qualifies as an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K under the Securities Act of 1933.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-Laws of the Company respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee. The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. Members of the Committee may participate in a meeting of the Committee by means of conference call or other similar means of communication in which all persons participating in the meeting can hear one another. The Committee shall cause minutes of its formal meetings and actions to be recorded and provided to the Secretary and may direct the Secretary to facilitate such matters. Nothing in this Charter limits the discretion of Committee Members to meet and communicate informally or in executive session among themselves or with other directors, members of management, Company employees, the independent auditors or other advisors. The Committee should periodically meet separately with management, and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any other director, officer or employee of the Company, any consultant of the Company, or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.

Duties and Responsibilities of the Audit Committee:

To carry out its purposes, the Committee shall have the following duties, powers and responsibilities:

1.  with respect to the independent auditors,

(i) to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding accounting and financial reporting matters), who shall report directly to the Committee;

(ii) to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Committee;

(iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv) to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors and to take, or recommend that the full Board take, actions the Committee deems appropriate to oversee the independence of the independent auditors;

(v) to review with the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and management, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted audit differences;

(vi) to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii) to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

(viii) to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence;

2.  with respect to the Internal Audit function,

(i) to oversee the Company’s internal audit functions, and to renew and evaluate qualifications, performance and independence of the internal audit function (whether out-sourced or performed in-house);

(ii) to review any reports from the internal audit personnel regarding internal controls and procedures, the Company’s financial controls, accounting system, operational controls and procedures, regulatory and legal compliance and changes to the Company’s policy and procedures manuals;

(iii) to advise internal audit personnel that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditors and management’s responses thereto;

3.  with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i)
to advise management, the internal auditors and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)
to consider any reports or communications (and management’s and/or the internal auditors’ responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61, 89 and 90 (as codified by AU Section 380), as they may be modified or supplemented or other professional standards, including reports and communications related to:

	•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

	•	consideration of fraud in a financial statement audit;

	•	detection of illegal acts;

	•	the independent auditors’ responsibility under generally accepted auditing standards;

	•	any restriction on audit scope;

	•	significant accounting policies;

	•	significant issues discussed by the independent auditors with the independent auditors’ national office respecting auditing or accounting issues presented by the engagement;

	•	management judgments and accounting estimates;

	•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

	•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

	•	disagreements with management;

	•	consultation by management with other accountants;

	•	major issues discussed with management prior to retention of the independent auditors;

	•	difficulties encountered with management in performing the audit;

	•	paid by the Company and reconciliation of goods or services received therefore;

	•	the independent auditors’ judgments about the quality of the Company’s accounting principles;

	•	reviews of interim financial information conducted by the independent auditors; and

	•	the responsibilities, budget and staffing of the Company’s internal audit function

(iii)	to meet with management, the independent auditors and, if appropriate, internal audit personnel:

	•	to discuss the scope of the annual audit;

to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to the SEC;

•
to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, internal auditors or the independent auditors, relating to the Company’s financial statements;

•
to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

	•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

	•	to discuss Company compliance with regulatory accounting requirements and policies;

	•	to review the form of opinion the independent auditors propose to render to the Board of Directors; and

•
to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)
to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)
to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)
to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

(vii)
to discuss with the Company’s regular counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies, if any;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, if any, and the types of presentations made, to analysts and rating agencies, if any;

(x)
to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)
to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise; and

(xii)	to establish hiring policies for employees or former employees of the independent auditors;

4.  with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)
to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

(iv)
to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report;

5.  without limiting the foregoing and without limiting the authority of any other duly appointed Committee of the Board of Directors, the Committee is also empowered to approve, authorize or ratify, any related party transaction involving the Company as to which the members of the Committee are not personally interested parties.

Delegation of Pre-Approval Authority

The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Resources and Authority of the Audit Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. Without limiting the foregoing, the Committee has authority to direct management, and the independent auditors to investigate any financial matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Corporation’s external general counsel, to obtain advice respecting the exercise of the Committee’s authority and to direct such external counsel to investigate such legal issues relating to financial matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate. The Committee has authority to engage, or direct management, on behalf of the Company, to engage, independent advisors whom the Committee may designate to provide advice and guidance to the Committee respecting the exercise of its authority and issues relating to financial matters as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and, where appropriate, privileged, written or oral communications from any of such advisors.

The Committee has authority to direct the Corporation to provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (but not limited to) the following:

1.  Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.  Compensation of any advisers employed by the Committee; and

3.  Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Nothing in this Charter is intended to alter in any way the standard of conduct and protections that apply to any of the directors of the Company under the Indiana Business Corporation Law (“IBCL”), as amended, and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the IBCL.

ADOPTED BY THE BOARD OF DIRECTORS this 31st day of January, 2006.

Annex B

WHITE RIVER CAPITAL, INC.
DIRECTORS STOCK COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to provide for greater ownership of the Common Shares of White River Capital, Inc. by Directors of the Corporation in order to provide Directors with a more direct and proprietary interest in the welfare and success of the Company and its subsidiaries and to encourage their continuation as Directors.

2. Definitions. The following terms shall have the meanings hereinafter set forth:

(a) “Affiliate” means a business entity that is a subsidiary of the Company.

(b) “Board of Directors” means the board of directors of the Company as it shall exist from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Shares” means the Common Stock, without par value, of the Company.

(e) “Company” means White River Capital, Inc., an Indiana corporation.

(f) “Determination Date” for a Plan Year, commencing with the 2006 Plan Year means the third business day following the first public release (by press release or SEC filing) by the Company of annual consolidated financial information for the Plan Year; provided that the Determination Date for a Plan Year shall not be later than March 15 of the immediately subsequent Plan Year.

(g) “Director Fees” means the total fees payable to a Director for service as a Director as determined by the Board of Directors from time to time.

(h) “Fair Market Value” shall mean, as of any date, the value of one share of Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

If the Common Stock is regularly quoted by one or more recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer(s) on the last market trading day prior to the day of determination; or

In the absence of an established market for the Common Stock, its Fair Market Value shall be determined by the Administrator in any reasonable manner including, for example, the valuation method described in § 20.2031-2 of the regulations promulgated pursuant to the Code.

(i) “Director” means any member of the Board of Directors of the Company.

(j) “Plan” means this White River Capital, Inc. Directors Stock Compensation Plan.

(k) “Plan Committee” means the individual or group of individuals appointed by the Board of Directors as the committee responsible for administration of the Plan, initially, the Chief Financial Officer of the Corporation

(l) “Plan Year” means the twelve month period commencing on January 1 and ending on December 31 of each year or such other dates as may be established by the Plan Committee from time to time.

3. Administration. The Plan shall be administered by the Plan Committee. The Plan Committee shall have the power to interpret and construe the provisions of the Plan, and its interpretations and constructions shall be final and binding. The Plan Committee may prescribe, amend and rescind rules and regulations relative to the Plan or its construction or interpretation. The initial Plan Committee shall have one member, who shall be the Chief Financial Officer of the Company. The Plan Committee shall not be liable for any action or determination made in good faith.

4. Participation. Each incumbent Director shall be eligible to participate in the Plan; provided, that no Director shall be eligible to receive Common Shares under the Plan if, as after such receipt, (i) such Director would hold economic ownership of more than 4.9% of the outstanding Common Shares and (ii) such Director was not (prior to September 1, 2005) already deemed a 5% shareholder of the Company for purposes of determining the availability of net operating loss carryforwards under Section 382 of the Code.

5. Shares. The shares to be issued pursuant to the Plan shall be the Company’s authorized but unissued Common Shares. The total number of the Common Shares that may be issued under the Plan shall not exceed fifty thousand (50,000) shares in the aggregate, subject to adjustment in accordance with the provisions set forth in paragraph 6(f) hereof. In the event any Common Shares issuable pursuant to the Plan revert to the Company for any reason during the term of this Plan, those Common Shares may again be issued under the Plan. During the term of the Plan, the Company shall reserve and keep available a sufficient number of Common Shares to satisfy its obligations hereunder.

6. Operation of the Plan. The Plan shall operate in accordance with and subject to the following terms and conditions:

(a) Director Compensation with Common Shares. Fifty percent (50%) of total Director Fees payable to each Director eligible to participate in the Plan under Section 4 shall be paid in the form of Common Shares, subject to the terms and conditions of this Plan.

(b) Determination of Number of Common Shares. The number of Common Shares to become issuable to an eligible Director as of a Determination Date shall be the largest number of whole shares resulting from the division of (i) the dollar amount of the Director Fees to be paid in the form of Common Shares under paragraph 6(a), by (ii) Fair Market Value of one Common Share on the Determination Date. No fractional shares shall be issued under the Plan and cash shall be paid in lieu thereof based upon the Fair Market Value of one Common Share.

(c) Issuance of Certificates and Delivery to Directors.

(i) As soon as practicable after the Determination Date following each Plan Year, and no later than is necessary to avoid such payment being subject to Section 409A of the Code, the Company shall issue, in the name of each eligible Director entitled thereto with respect to Director Fees payable for that Plan Year, a share certificate with respect to the number of Common Shares determined in the manner provided in this Plan.

(ii) If requested by an eligible Director in writing prior to the payment date, share certificate(s) may be issued jointly to the Director and any other person or persons.

(d) Proration. If an eligible Director serves as a Company Director for less than a full Plan Year, then Common Shares payable based on Director Fees that would have been earned had the Director been incumbent for the full Plan Year shall be prorated so that the number of Common Shares issuable shall be determined based on the portion of the Plan Year during which the Director was incumbent relative to the full Year.

(e) Special Provision for 2005. Notwithstanding any provision of this Section 6 to the contrary, with respect to the 2005 Plan Year, on the date this Plan is adopted by the board of directors, each eligible Director shall become entitled, as compensation under this Plan for director services during 2005, $7,880.43 divided by the Fair Market Value of one Common Share on the date of such adoption (representing the proration of $20,000 annual compensation initially expected to be payable in shares, for the period of calendar 2005 following consummation of the Company’s share exchange transaction with Union Acceptance Corporation). The Plan Committee shall determine the number of such shares so issuable and arrange for issuance of such shares, subject to compliance with Section 6(h), including filing of a registration statement with respect to the shares issuable under the Plan with the Securities and Exchange Commission.

(f) Recapitalization. The aggregate number of Common Shares which may be issued hereunder, and the number of Common Shares subject to issuance, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Company or any other capital adjustment of the Company, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Company.

(g) Nonassignability. No right to receive shares pursuant to this Plan shall be assignable or transferable except by will or under the laws of descent and distribution.

(h) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and/or delivery of certificates representing Common Shares until (i) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed or the admission of such shares for quotation in any automated inter-dealer quotation system in which such shares are then quoted and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation or the rules and regulations of any exchange upon which the Common Shares are traded as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete. Any person acquiring Common Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts. Certificates representing Common Shares issued pursuant to the Plan may bear such legends or other statements concerning restrictions on the transferability of the shares as the Company may determine to be necessary or advisable to comply with applicable securities laws.

(i) Rights as a Shareholder. An eligible Director shall have no rights as a shareholder with respect to Common Shares issuable under the Plan until the date of issuance of a certificate representing those shares after the applicable Determination Date. Upon the issuance of a certificate, the shares represented thereby shall be fully paid and nonassessable Common Shares of the Company, the Director shall have the power to vote those Common Shares on all matters presented to a vote of the shareholders of the Company and shall be entitled to receive all dividends and other distributions declared or paid by the Company with respect thereto. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

7. Term of Plan. The Plan shall become effective as of September 1, 2005. The Plan shall terminate on December 31, 2010, or on such earlier date as the Board of Directors may determine. No Common Shares shall be issued under the Plan after the termination date.

8. Amendment of the Plan. The Board of Directors may from time to time, alter, amend, suspend or discontinue the Plan, provided, that no such change shall affect any Common Shares for which certificates have been issued under the Plan without the consent of the Director to whom such shares have been issued.

9. No Right to Reelection as a Director. Neither the adoption of the Plan, the issuance of any Common Shares hereunder, nor any other action taken relating to the Plan shall impose any obligation on the Company or any Affiliate or shareholder or the Board of Directors to nominate any Director for reelection as a director by the shareholders of the Company or any Affiliate.

10. Withholdings. The Company shall have the right to require a Director to remit to the Company amounts sufficient to satisfy any applicable withholding requirements set forth in the Code, or under state or local law relating to Common Shares issued to that Director. The Company shall have the right, to the extent permitted by law, to deduct from any payment of any kind otherwise due to an Director who receives Common Shares under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of those Common Shares. Prior to an applicable Determination Date, Director may elect to reduce the number of Common Shares to be received by the Director under the Plan in order to satisfy any federal, state or local withholding obligation.

Annex C
WHITE RIVER CAPITAL, INC.
2005 STOCK INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this White River Capital, Inc. 2005 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its Affiliates seek to attract, motivate, and retain highly competent persons. The success of the Company and its Affiliates is dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, and performance stock awards. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

2. Definitions. As used herein, the following definitions shall apply.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or any one of the Committees.

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code, respectively) of the Company.

“Award” shall mean an Option or Stock Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to it under the Participant’s employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term (using this term or another similar term), or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant’s service with the Company or an Affiliate, as determined by the Administrator.

“Change in Control” shall mean:

(i) the consummation of a plan of dissolution or liquidation of the Company;

(ii) the individuals who, as of the effective date hereof, are members of the Board and William E. McKnight and John W. Rose (“Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (a “Person”) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

(iii) the consummation after August 15, 2005, of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(iv) the sale of all or substantially all the assets of the Company to another Person; or

(v) the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person;

provided, however, the initial registered public offering of Common Stock shall not constitute a Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the common stock of the Company, no par value.

“Company” shall mean White River Capital, Inc., an Indiana corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee or a Stock Award to a Grantee.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price,” in the case of an Option, shall mean the exercise price for a share of Optioned Stock.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by one or more recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer(s) on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined by the Administrator in any reasonable manner including, for example, the valuation method described in § 20.2031-2 of the regulations promulgated pursuant to the Code.

“Granted Stock” shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

“Grantee” shall mean any person who is granted a Stock Award.

“Immediate Family” shall mean the Optionee’s or Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Optionee/Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee or Grantee to make such a transfer shall have adverse consequences to the Company or the Optionee or Grantee by reason of the Code, including Section 162(m) and Section 422.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Mature Shares” shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is determined by the Administrator.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option.

“Participant” shall mean an Optionee or a Grantee.

“Performance Stock Award” shall mean an Award granted pursuant to Section 9 of the Plan.

“Plan” shall mean this White River Capital, Inc. 2005 Stock Incentive Plan, as amended and restated from time to time.

“Qualified Note” shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

“Restricted Stock Award” shall mean an Award granted pursuant to Section 8 of the Plan.

“Risk of Forfeiture” shall mean the Grantee’s risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan and, if Section 409A would apply, must be a substantial risk of forfeiture as defined in Section 409A.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

“Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

“Section 409A” shall mean Section 409A of the Code and the regulations promulgated thereunder.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Except as otherwise provided in this Plan, service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate may include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Non-Employee Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean a Restricted Stock Award or a Performance Stock Award.

“Stock Award Agreement” shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

“Tax” or “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with the Participant’s Awards.

“10% Shareholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

“Vesting Event” shall mean the earlier of: (i) the occurrence of a Change in Control; or (ii) the termination of a Participant’s Service (other than for Cause or other reasons or conditions specified in an Option Agreement or a Stock Award Agreement as conditions that would prevent a Vesting Event from occurring on or after termination)

following the approval by the shareholders of the Company of any matter, plan or transaction which would constitute a Change in Control.

3. Administration of the Plan.

(j) Except as otherwise provided for below, the Plan shall be administered by (i) the Administrator or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

(i) Section 162(m).    To the extent that the Administrator determines that it is desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m), the Plan shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

(ii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(k) Powers of the Administrator.    Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value of the Common Stock;

(ii) to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

(iii) to determine whether and to what extent Awards are granted under the Plan;

(iv) to determine the number of Shares that pertain to each Award;

(v) to approve the terms of the Option Agreements and Stock Award Agreements;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to cancel or amend any Award, subject to any required consent of the Optionee or Grantee;

(viii) to determine the method of payment of the Exercise Price;

(ix) to delegate to others responsibilities to assist in administering the Plan;

(x) to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, and any other documents related to the Awards;

(xi) to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

(xii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

(l) Effect of Administrator’s Decision.    All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(m) Liability.    No director or member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a director or member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

4. Stock Subject To The Plan.

(a) Basic Limitation.    The total number of Options and Stock Awards that may be awarded under the Plan may not exceed 250,000, subject to the adjustments provided for in Section 10 of the Plan.

(b) Additional Shares.    In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 250,000 Shares, subject to the adjustments provided for in Section 10 of the Plan.

5. Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

6. Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

(a) Exercise Price.

(i) The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

(ii) Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

(iii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (E) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (A) recognize compensation expense for financial reporting purposes (unless waived by the Administrator); (B) violate the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (C) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

(b) Vesting.    Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, an Option that is outstanding on the date of the Vesting Event with respect to such Option shall become exercisable on such date (whether or not previously vested).

(c) Term of Options.    No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

(d) Procedure for Exercise.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

(e) Effect of Termination of Service. The effect of termination of Service on an Option Award shall be as prescribed by the applicable Option Agreement; provided, that in the absence of provisions in the Option Agreement to the contrary, the provisions related to termination of Service applicable to Incentive Stock Options set forth in Section 7(e) of this Plan shall apply to each Stock Option.

(f) Authority of Administrator. To the extent that the Company does not violate the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i) extend the period of time for which the Option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or

(ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

(g) Shareholder Rights.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate (if certificated) promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of the issuance of the stock, except as provided in Section 10 below.

(h) Non-transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Option which is not an Incentive Stock Option to one or more of the Optionee’s immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members and the Administrator may permit an Optionee to transfer an Incentive Stock Option only if such transfer does not result in the Incentive Stock Option becoming a Non-Statutory Stock Option pursuant to the Code.

7. Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supersede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.  The total number of Incentive Stock Options that may be awarded under the Plan may not exceed 250,000, subject to the adjustments provided for in Section 10 of the Plan.

(a) Eligibility.    Incentive Stock Options may only be granted to Employees who have been selected by the Administrator.

(b) Exercise Price.    The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

(c) Dollar Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

(d) 10% Shareholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

(e) Effect of Termination of Service.

(i) Termination of Service.    Upon termination of an Optionee’s Service, other than due to death or Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is thirty (30) days following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(ii) Disability of Optionee.    In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve (12) months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(iii) Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(f) Change in Status.    Notwithstanding the foregoing, in the event of an Optionee’s change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee may, at the discretion of the Administrator, cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

(g) Approved Leave of Absence.    Notwithstanding the foregoing, if an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the date three months and one day after commencement of such leave any Incentive Stock Option held by the Optionee may, at the discretion of the Administrator, cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

8. Restricted Stock Award.    Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule.    Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event with respect to the Restricted Stock Award, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock.    Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

(b) Rights as a Stockholder.    Subject to any contrary provision of a Stock Award Agreement, upon receipt of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the Granted Stock and shall be entitled to dividends paid on the Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

(d) Non-transferability of Restricted Stock Award.    Prior to the lapse of all Risks of Forfeiture or any Vesting Event with respect to a Restricted Stock Award, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and any rights thereunder may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer a Restricted Stock Award to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members.

9. Performance Stock Award.    Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule.    Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement, which shall generally be determined according to the achievement or occurrence of specified performance goals, objectives, targets or criteria set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event with respect to a Performance Stock Award, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock.    Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

(b) Rights as a Stockholder.    Subject to any contrary provisions of the Performance Stock Award Agreement, upon the lapsing of the Risk of Forfeiture with respect to all or a portion of a Performance Stock Award and after the issuance and release to the Grantee of the underlying Shares, the Grantee shall have the rights of a stockholder with respect to the voting of the Granted Stock and dividends paid on the Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

(d) Non-transferability of Performance Stock Award.    Prior to the lapse of all Risks of Forfeiture or any Vesting Event with respect to a Performance Stock Award, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and any rights thereunder may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer a Performance Stock Award to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members.

10. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization.    The limitations set forth in the Plan, the number or type of Shares issuable under the Plan and that pertain to each outstanding Award, and the Exercise Price of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares, a change in terms of Shares, or exchange of Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, merger, share exchange, or any other increase or decrease in the number of issued and outstanding Shares that is effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under then applicable accounting principles, opinions and guidelines and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator’s determination with respect to the adjustment shall be final, binding, and conclusive.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option, and the Risk of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

11. Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

12. Tax Withholding.

(a) For corporate purposes, the Company’s obligation to deliver Shares upon the exercise of Options, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b) To the extent permitted under the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates.

(ii) Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates.

13. Effective Date and Term of the Plan.    The Plan was adopted by the Board on August 29, 2005, subject to approval by the Company’s shareholders. Unless sooner terminated by the Administrator, the Plan shall continue until August 29, 2015. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

14. Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company’s shareholders shall be subject to the shareholders’ approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

15. Amendment and Termination of the Plan and Awards.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without the Participant’s consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code and Section 162(m) (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment and Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated. Except for any amendment to correct a defect, error or omission, any amendment of an Award must be mutually agreed between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

(c) Section 409A.    Notwithstanding the foregoing limitations on amendment, in the event the Board determines that Section 409A applies to this Plan and/or any Award, Stock Option Agreement or Stock Award Agreement, then the Board may amend this Plan and/or any Award, Stock Option Agreement or Stock Award Agreement in order to comply with the terms of Section 409A and each Participant shall take such action and execute such amendments as the Board requests in that regard.

16. Regulatory Approvals.

(a) The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is then listed for trading (if any).

17. No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

18. Governing Law.    This Plan shall be governed by Indiana law, applied without regard to conflict of laws principles.

19. Special Provisions Applicable To Covered Employees.    Awards to Covered Employees (as defined in subparagraph (j), below) shall be governed by the conditions of this Section in addition to the requirements of the other Sections of this Plan. Should conditions set forth under this Section conflict with the requirements of the other Sections of this Plan, the conditions of this Section shall prevail.

(a) All Performance Goals (as defined in subparagraph (h), below) related to the Performance Criteria (as defined in subparagraph (g), below) for a relevant Performance Period (as defined in subparagraph (i), below) shall be established by the Committee for each Covered Employee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m).

(b) The Performance Goals shall be objective and shall satisfy third party “objectivity” standards under Section 162(m), and the regulations promulgated thereunder.

(c) The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Stock Award, but discretion to lower a Stock Award is permissible.

(d) Each Stock Award and payment of any Stock Award shall be contingent upon the attainment of the Performance Goals that are applicable to such Stock Award. The Committee shall certify in writing prior to payment of any such Stock Award that such applicable Performance Criteria have been satisfied. Written resolutions adopted by the Committee may be used for this purpose.

(e) The total number of Options and Stock Awards that may be awarded under the Plan to any Covered Employee in any taxable year may not exceed 125,000 shares, subject to adjustments provided for in Section 10 of the Plan.

(f) All Awards under this Plan to Covered Employees or to other Participants who may become Covered Employees at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section which is to avoid the loss of deductions by the Company under Section 162(m).

(g) “Performance Criteria” means any of the following areas of performance of the Company, or any Affiliate, as determined under U.S. Generally accepted accounting principles or as publicly reported by the Company (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets (“ROA”); cash ROA; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; and efficiency ratio.

(h) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Award that, if the Award is intended to comply with the requirements of Section 162(m), relates to one or more Performance Criteria. Performance Goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing Performance Goals, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes.

(i) “Performance Period” means a period of one or more years, not in excess of 10 years, established by the Committee, for which the Performance Criteria shall be determined for purposes of determining the amount or vesting of a Stock Award. Performance Periods may, but are not required to, have overlapping years.

(j) “Covered Employee” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code and the regulations promulgated thereunder.